Exhibit 21.1
NOBLE MIDSTREAM PARTNERS LP
SUBSIDIARIES

Subsidiary	Jurisdiction of Organization	Direct/Indirect Ownership Percentage Held by Noble Midstream Partners LP
Noble Midstream Services, LLC	Delaware	100%
Colorado River LLC	Delaware	100%
San Juan River LLC	Delaware	100%
Green River DevCo LLC	Delaware	100%
Laramie River LLC	Delaware	100%
Blanco River LLC	Delaware	100%
Gunnison River DevCo GP LLC	Delaware	100%
Gunnison River DevCo LP	Delaware	5%
Trinity River DevCo LLC	Delaware	100%
Dos Rios DevCo LLC	Delaware	100%
Advantage Pipeline, L.L.C.	Texas	50%
Advantage Pipeline Holdings LLC	Delaware	50%
Advantage Pipeline Logistics LLC	Texas	50%
Advantage Pipeline Management, LLC	Texas	50%
Black Diamond Gathering Holdings LLC	Delaware	100%
Black Diamond Gathering LLC	Delaware	54.4%
Black Diamond Cushing LLC	Delaware	54.4%
Black Diamond Rockies Midstream LLC	Delaware	54.4%
Black Diamond Rockies Storage and Terminals LLC	Delaware	54.4%
Optimized Energy Solutions, LLC	Delaware	54.4%
Black Diamond Cushing LLC	Delaware	54.4%
Saddlehorn Pipeline Company, LLC	Delaware	20%
Dos Rios Y-Grade Holdings LLC	Delaware	100%
EPIC Y-Grade, LP	Delaware	15%
EPIC Y-Grade GP, LLC	Delaware	15%
EPIC Y-Grade Services, LP	Delaware	15%
EPIC Y-Grade Logistics, LP	Delaware	15%
EPIC Y-Grade Marketing, LP	Delaware	15%
EPIC Y-Grade Pipeline, LP	Delaware	15%
EPIC Propane Pipeline Holdings GP, LLC	Delaware	15%
EPIC Propane Pipeline, LP	Delaware	15%
EPIC Propane Pipeline Holdings, LP	Delaware	15%
Dos Rios Crude Holdings LLC	Delaware	100%
Dos Rios Crude Intermediate LLC	Delaware	100%
EPIC Crude Holdings, LP	Delaware	30%
EPIC Crude Holdings GP, LLC	Delaware	30%
EPIC Crude Services, LP	Delaware	30%
EPIC Crude Marketing, LP	Delaware	30%
EPIC Crude Terminal Company, LP	Delaware	30%
EPIC Pipeline Company, LP	Delaware	30%
EPIC Crude Pipeline, LP	Delaware	30%

Dos Rios Delaware Holdings LLC	Delaware	100%
Delaware Crossing LLC	Delaware	50%
White Cliffs Pipeline, L.L.C.	Delaware	3.33%
Noble Midstream Marketing LLC	Delaware	100%
Delaware Crossing Holdings LLC	Delaware	50%
Delaware Crossing Operating LLC	Delaware	50%
DX Constellation LLC	Delaware	50%
NBL Midstream Holdings LLC	Delaware	100%
Clayton Williams Pipeline LLC	Delaware	100%